Exhibit 99.1

ESSEX

PROPERTY TRUST, INC.

THIRD QUARTER 2020
Earnings Release & Supplemental Financial Information

PURE REDMOND
105 Apartment Homes
Redmond, WA

INVESTOR RELATIONS
Rylan Burns
VP of Finance & Investor Relations
(650) 655-7800

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403

Essex Announces Third Quarter 2020 Results

San Mateo, California—October 28, 2020—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its third quarter 2020 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the quarter ended September 30, 2020 are detailed below.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2020	2019	Change	2020	2019	Change
Per Diluted Share
Net Income	$1.13	$1.51	-25.2%	$7.21	$4.71	53.1%
Total FFO	$2.88	$3.50	-17.7%	$9.53	$10.19	-6.5%
Core FFO	$3.15	$3.35	-6.0%	$9.80	$9.92	-1.2%

Third Quarter 2020 Highlights:

•	Reported Net Income per diluted share for the third quarter of 2020 of $1.13, compared to $1.51 in the third quarter of 2019.

•	Core FFO declined by 6.0% per diluted share compared to the third quarter of 2019.

•
Same-property gross revenue and net operating income (“NOI”) declined by 6.7% and 10.8%, respectively, compared to the third quarter of 2019. The decline in same-property revenue and NOI is primarily attributed to an additional $16.8 million of cash concessions compared to the prior year period. If accounting for concessions using the straight-line GAAP method, same-property revenue and NOI would have declined 2.9% and 5.5%, respectively.

•	Disposed of one apartment community during the third quarter for a total contract price of $51.5 million.

•	Repurchased 121,260 shares of common stock totaling $26.6 million at an average price per share of $219.24 under the stock buyback program.

•
In August 2020, the Company issued $600.0 million of senior unsecured notes consisting of two $300.0 million tranches due in 2031 and 2050, respectively. The notes bear an interest rate per annum of 1.65% and 2.65%, respectively.

•	As of October 22, 2020, the Company’s immediately available liquidity is approximately $1.7 billion.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“The challenges related to the COVID-19 pandemic and subsequent economic recession continued throughout the third quarter of 2020.  Local and state governments on the West Coast adopted strict guidelines for reopening businesses, muting the recovery in job growth and economic activity in the third quarter.  However, these restrictions have begun to subside, leading to cautious optimism that the pace of improvement in job growth and economic activity will accelerate. In the meantime, our strong balance sheet and conservative dividend payout ratio allow us to remain focused on our mission of providing essential housing services while creating value for our shareholders,” commented Michael Schall, President and CEO of the Company.

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended September 30, 2020 compared to the quarter ended September 30, 2019, and the sequential percentage change for the quarter ended September 30, 2020 compared to the quarter ended June 30, 2020, by submarket for the Company:

	Q3 2020 vs. Q3 2019	Q3 2020 vs. Q2 2020	% of Total
	Gross Revenues	Gross Revenues	Q3 2020 Revenues
Southern California
Los Angeles County	-13.5%	-5.1%	17.6%
Orange County	-2.6%	1.9%	11.5%
San Diego County	-2.1%	0.1%	8.6%
Ventura County	-2.0%	2.2%	4.7%
Total Southern California	-7.3%	-1.4%	42.4%
Northern California
Santa Clara County	-7.2%	-5.1%	18.9%
Alameda County	-10.9%	-4.9%	6.7%
San Mateo County	-9.2%	-5.0%	4.9%
Contra Costa County	-4.6%	1.6%	5.0%
San Francisco	-15.5%	-9.4%	3.0%
Total Northern California	-8.5%	-4.6%	38.5%
Seattle Metro	-1.6%	-0.1%	19.1%
Same-Property Portfolio	-6.7%	-2.4%	100.0%

The table below illustrates the components that drove the change in Same-Property Revenues on a year-over-year basis.

Same-Property Revenue Components	$ Amount (in millions)	% Contribution to Growth/(Decline)
Q3 2019 Same-Property Revenue	$337.7
Scheduled Rents	(1.5)	(0.4%)
Delinquencies	(5.5)	(1.6%)
Cash Concessions	(16.8)	(5.0%)
Vacancy	0.2	0.1%
Other Income	0.9	0.3%
Q3 2020 Same-Property Revenues/Growth	$315.0	(6.7%)

	Year-Over-Year Growth			Year-Over-Year Growth
	Q3 2020 compared to Q3 2019			YTD 2020 compared to YTD 2019
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	-7.3%	2.1%	-11.1%	-3.4%	2.5%	-5.8%
Northern California	-8.5%	3.1%	-12.6%	-3.0%	2.9%	-5.0%
Seattle Metro	-1.6%	8.8%	-5.9%	0.9%	7.8%	-1.9%
Same-Property Portfolio	-6.7%	3.7%	-10.8%	-2.5%	3.7%	-4.8%

	Sequential Growth
	Q3 2020 compared to Q2 2020
	Gross Revenues	Operating Expenses	NOI
Southern California	-1.4%	3.4%	-3.6%
Northern California	-4.6%	4.1%	-7.8%
Seattle Metro	-0.1%	-2.1%	0.9%
Same-Property Portfolio	-2.4%	2.5%	-4.5%

	Financial Occupancies
	Quarter Ended
	9/30/2020	6/30/2020	9/30/2019
Southern California	95.9%	94.5%	96.1%
Northern California	96.2%	95.0%	95.9%
Seattle Metro	95.9%	95.4%	95.9%
Same-Property Portfolio	96.0%	94.9%	96.0%

Investment Activity

Dispositions

In July 2020, the Company sold a community in Redmond, WA containing 126 apartment homes, for a total contract price of $51.5 million. The Company recognized a $22.7 million gain on sale, which has been excluded from Core FFO.

Subsequent to quarter end, the Company sold a community located in Glendale, CA containing 115 apartment homes, for a total contract price of $60.0 million.

Other Investments

In the third quarter of 2020, the Company received cash proceeds of $60.3 million from the full redemption of a preferred equity investment and the partial redemption of an investment in a mortgage backed security. The remaining portion of the mortgage backed security is expected to be redeemed in the fourth quarter of 2020.

In the third quarter of 2020, the Company funded a preferred equity investment totaling $10.5 million for the development of a multifamily community located in Southern California. The investment has an initial preferred return of 11.0% and is scheduled to mature in August 2025.

Subsequent to quarter end, the Company originated two preferred equity investments totaling $46.8 million. One of the investments is for the development of a multifamily community and the other is an investment in a stabilized multifamily community, both located in Southern California. The investments have a weighted average return of 10.2% with most of the proceeds funding in late 2020 and early 2021.

Development Activity

During the third quarter of 2020, the Company’s development, Station Park Green – Phase III, reached stabilization.

The table below represents the development communities in lease-up and the current leasing status as of October 22, 2020.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 10/22/20	Status
500 Folsom	San Francisco, CA	537	50%	84.5%	In Lease-Up
Mylo	Santa Clara, CA	476	100%	58.6%	In Lease-Up
Patina at Midtown	San Jose, CA	269	50%	33.1%	In Lease-Up
Total/Average % Leased		1,282		64.1%

liquidity and balance sheet

Common Stock

In the third quarter of 2020, the Company repurchased 121,260 shares of its common stock totaling $26.6 million, including commissions, at an average price of $219.24 per share. Year-to-date through October 22, 2020, the Company has repurchased 985,509 shares of its common stock totaling $223.0 million, including commissions, at an average price of $226.27 per share. As of October 22, 2020, the Company had $203.3 million of purchase authority remaining under the stock repurchase plan.

The Company did not issue any shares of common stock through its equity distribution program in the third quarter of 2020.

Balance Sheet

In August 2020, the Company issued $600.0 million of senior unsecured notes, consisting of $300.0 million due in January 2031 and $300.0 million due in September 2050. The senior unsecured notes due in 2031 and 2050 bear an interest rate per annum of 1.65% and 2.65%, respectively, and were issued at effective yields of 1.75% and 2.67%, respectively. A portion of the proceeds were used to prepay $300.0 million of the Company’s outstanding 3.625% senior notes due in August 2022. The Company incurred $19.1 million in prepayment penalties and write-offs of unamortized costs in the third quarter related to this debt repayment.  The remaining proceeds will be used to repay all remaining 2021 debt maturities.

As of October 22, 2020, the Company had $1.2 billion in undrawn capacity on its unsecured credit facilities and $0.5 billion in cash and marketable securities.

COVID-19 Update

Due to the uncertain nature of the COVID-19 pandemic and evolving economic re-opening plans, the Company is not reinstating full-year 2020 guidance. Instead, the Company continues to provide additional disclosures related to its operations on page S-15 of the supplemental financial information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, October 29, 2020 at 9 a.m. PT (12 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the third quarter 2020 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13710810. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Upcoming Events

The Company is scheduled to participate in the National Association of Real Estate Investment Trusts (“NAREIT”) virtual REITWorld conference from November 17 through November 18, 2020, and the Company’s President and Chief Executive Officer, Michael J. Schall, will present at the conference on Tuesday, November 17 at 3:45 p.m. ET. The presentation will be webcast and can be accessed on the Investors section of the Company’s website at www.essex.com. A copy of any materials provided by the Company at the conference will also be made available on the Investors section of the Company’s website.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 246 apartment communities comprising approximately 60,000 apartment homes with an additional 6 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and nine months ended September 30, 2020 and 2019 (in thousands, except for share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
Funds from Operations attributable to common stockholders and unitholders	2020	2019	2020	2019
Net income available to common stockholders	$73,661	$99,335	$473,125	$310,468
Adjustments:
Depreciation and amortization	130,202	120,809	395,370	360,842
Gains not included in FFO	(24,879)	-	(276,170)	(32,405)
Depreciation and amortization from unconsolidated co-investments	12,883	15,483	38,191	45,304
Noncontrolling interest related to Operating Partnership units	2,593	3,464	16,543	10,863
Depreciation attributable to third party ownership and other	(134)	(242)	(407)	(708)

Funds from Operations attributable to common stockholders and unitholders	$194,326	$238,849	$646,652	$694,364
FFO per share – diluted	$2.88	$3.50	$9.53	$10.19
Expensed acquisition and investment related costs	$2	$13	$104	$69
Deferred tax expense on unrealized gain on unconsolidated co-investment (1)	-	1,457	1,636	1,457
Gain on sale of marketable securities	(91)	(239)	(124)	(737)
Unrealized (gains) losses on marketable securities	(3,288)	174	(2,215)	(4,280)
Provision for credit losses	3	-	100	-
Equity income from non-core co-investment (2)	213	(4,247)	(4,373)	(4,561)
Interest rate hedge ineffectiveness (3)	-	-	-	181
Loss (gain) on early retirement of debt, net	19,114	(5,475)	23,820	(7,143)
Gain on early retirement of debt from unconsolidated co-investment	-	-	(38)	-
Co-investment promote income	-	-	(6,455)	(809)
Income from early redemption of preferred equity investments	-	(1,699)	(210)	(2,531)
General and administrative and other, net	2,510	-	5,642	-
Insurance reimbursements legal settlements, and other, net	132	(15)	69	(263)
Core Funds from Operations attributable to common stockholders and unitholders	$212,921	$228,818	$664,608	$675,747
Core FFO per share – diluted	$3.15	$3.35	$9.80	$9.92
Weighted average number of shares outstanding diluted (4)	67,495,286	68,229,823	67,837,336	68,117,569

(1)	A deferred tax expense was recorded during the second quarter of 2020 related to the $4.7 million net unrealized gain on the Real Estate Technology Ventures, L.P. co-investment discussed below.
(2)	Represents the Company’s share of co-investment income from Real Estate Technology Ventures, L.P. Income for the second quarter of 2020 includes a net unrealized gain of $4.7 million.
(3)
On January 1, 2019, the Company adopted ASU No. 2017-12 “Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities,” which resulted in a cumulative effect adjustment of approximately $181,000 from interest expense to accumulated other comprehensive income. As a result of the adoption of this standard, the Company recognizes qualifying hedge ineffectiveness through accumulated other comprehensive income as opposed to current earnings.

(4)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations
NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Earnings from operations	$128,937	$124,039	$379,510	$364,294
Adjustments:
Corporate-level property management expenses	8,619	8,553	26,024	25,451
Depreciation and amortization	130,202	120,809	395,370	360,842
Management and other fees from affiliates	(2,347)	(2,428)	(7,312)	(7,023)
General and administrative	13,310	11,345	42,244	38,731
Expensed acquisition and investment related costs	2	13	104	69
Gain on sale of real estate and land	(22,654)	-	(39,251)	-
NOI	256,069	262,331	796,689	782,364
Less: Non-same property NOI	(39,196)	(19,196)	(102,881)	(53,575)
Same-Property NOI	$216,873	$243,135	$693,808	$728,789

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the continued impact of the COVID-19 pandemic on the Company’s business, financial condition and results of operations and the impact of any additional measures taken to mitigate the impact of the pandemic, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, including as a result of the COVID-19 pandemic and governmental measures intended to prevent its spread, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the continued impact of the COVID-19 pandemic, which remains inherently uncertain as to duration and severity, and any additional governmental measures taken to limit its spread and other potential future outbreaks of infectious diseases or other health concerns, could continue to adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company’s communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities market; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company has filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, “Reconciliations of Non-GAAP Financial Measures and Other Terms,” of the accompanying supplemental financial information.  The supplemental financial information is available on the Company’s website at www.essex.com.

Contact Information
Rylan Burns
Vice President of Finance & Investor Relations
(650) 655-7800
rburns@essex.com

 Q3 2020 Supplemental Table of Contents

Page(s)

Consolidated Operating Results	S-1 – S-2

Consolidated Funds From Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary – September 30, 2020	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – September 30, 2020	S-6

Portfolio Summary by County – September 30, 2020	S-7

Operating Income by Quarter – September 30, 2020	S-8

Same-Property Revenue Results by County – Quarters ended September 30, 2020 and 2019, and June 30, 2020	S-9

Same-Property Revenue Results by County – Nine months ended September 30, 2020 and 2019	S-9.1

Same-Property Operating Expenses – Quarter and Year to Date as of September 30, 2020 and 2019	S-10

Development Pipeline – September 30, 2020	S-11

Redevelopment Pipeline – September 30, 2020	S-12

Capital Expenditures – September 30, 2020	S-12.1

Co-investments and Preferred Equity Investments – September 30, 2020	S-13

Summary of Apartment Community Acquisitions and Dispositions Activity	S-14

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis	S-15

California’s Counties are Advancing Through the State’s Re-opening Tiers	S-16

Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 – S-17.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results	Three Months Ended		Nine Months Ended
(Dollars in thousands, except share and per share amounts)	September 30,		September 30,
	2020	2019	2020	2019

Revenues:
Rental and other property	$368,464	$364,504	$1,126,363	$1,077,767
Management and other fees from affiliates	2,347	2,428	7,312	7,023
	370,811	366,932	1,133,675	1,084,790

Expenses:
Property operating	112,395	102,173	329,674	295,403
Corporate-level property management expenses	8,619	8,553	26,024	25,451
Depreciation and amortization	130,202	120,809	395,370	360,842
General and administrative	13,310	11,345	42,244	38,731
Expensed acquisition and investment related costs	2	13	104	69
	264,528	242,893	793,416	720,496
Gain on sale of real estate and land	22,654	-	39,251	-
Earnings from operations	128,937	124,039	379,510	364,294
Interest expense, net (1)	(52,453)	(52,742)	(157,275)	(156,477)
Interest and other income	6,512	8,685	12,696	29,293
Equity income from co-investments	14,960	21,700	53,514	54,935
Deferred tax expense on unrealized gain on unconsolidated co-investment	-	(1,457)	(1,636)	(1,457)
(Loss) gain on early retirement of debt, net	(19,114)	5,475	(23,820)	7,143
Gain on remeasurement of co-investment	-	-	234,694	31,535
Net income	78,842	105,700	497,683	329,266
Net income attributable to noncontrolling interest	(5,181)	(6,365)	(24,558)	(18,798)
Net income available to common stockholders	$73,661	$99,335	$473,125	$310,468

Net income per share - basic	$1.13	$1.51	$7.22	$4.72

Shares used in income per share - basic	65,232,837	65,850,524	65,561,820	65,757,914

Net income per share - diluted	$1.13	$1.51	$7.21	$4.71

Shares used in income per share - diluted	65,241,428	65,973,085	65,676,093	65,857,660

(1)	Refer to page S-17.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results	Three Months Ended		Nine Months Ended
Selected Line Item Detail	September 30,		September 30,
(Dollars in thousands)	2020	2019	2020	2019

Rental and other property
Rental income	$362,073	$358,001	$1,108,658	$1,058,973
Other property	6,391	6,503	17,705	18,794
Rental and other property	$368,464	$364,504	$1,126,363	$1,077,767

Property operating expenses
Real estate taxes	$44,358	$39,290	$132,364	$114,993
Administrative	23,155	21,381	67,491	62,887
Maintenance and repairs	23,214	21,323	68,991	61,929
Utilities	21,668	20,179	60,828	55,594
Property operating expenses	$112,395	$102,173	$329,674	$295,403

Interest and other income
Marketable securities and other income	$3,268	$8,605	$10,526	$24,013
Gain on sale of marketable securities	91	239	124	737
Provision for credit losses	(3)	-	(100)	-
Unrealized gains (losses) on marketable securities	3,288	(174)	2,215	4,280
Insurance reimbursements, legal settlements, and other, net	(132)	15	(69)	263
Interest and other income	$6,512	$8,685	$12,696	$29,293

Equity income from co-investments
Equity income from co-investments	$991	$4,430	$4,300	$14,531
Income from preferred equity investments	11,957	11,324	35,913	31,633
Equity (loss) income from non-core co-investment	(213)	4,247	4,373	4,561
Gain on sale of co-investment communities	2,225	-	2,225	870
Gain on early retirement of debt from unconsolidated co-investment	-	-	38	-
Co-investment promote income	-	-	6,455	809
Income from early redemption of preferred equity investments	-	1,699	210	2,531
Equity income from co-investments	$14,960	$21,700	$53,514	$54,935

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$2,593	$3,464	$16,543	$10,863
DownREIT limited partners’ distributions	2,123	2,016	6,393	5,225
Third-party ownership interest	465	885	1,622	2,710
Noncontrolling interest	$5,181	$6,365	$24,558	$18,798

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1)	Three Months Ended			Nine Months Ended
(Dollars in thousands, except share and per share amounts and in footnotes)	September 30,			September 30,
	2020	2019	% Change	2020	2019	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$73,661	$99,335		$473,125	$310,468
Adjustments:
Depreciation and amortization	130,202	120,809		395,370	360,842
Gains not included in FFO	(24,879)	-		(276,170)	(32,405)
Depreciation and amortization from unconsolidated co-investments	12,883	15,483		38,191	45,304
Noncontrolling interest related to Operating Partnership units	2,593	3,464		16,543	10,863
Depreciation attributable to third party ownership and other (2)	(134)	(242)		(407)	(708)
Funds from operations attributable to common stockholders and unitholders	$194,326	$238,849		$646,652	$694,364
FFO per share-diluted	$2.88	$3.50	-17.7%	$9.53	$10.19	-6.5%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$2	$13		$104	$69
Deferred tax expense on unrealized gain on unconsolidated co-investment (3)	-	1,457		1,636	1,457
Gain on sale of marketable securities	(91)	(239)		(124)	(737)
Unrealized (gains) losses on marketable securities	(3,288)	174		(2,215)	(4,280)
Provision for credit losses	3	-		100	-
Equity income from non-core co-investment (4)	213	(4,247)		(4,373)	(4,561)
Interest rate hedge ineffectiveness (5)	-	-		-	181
Loss (gain) on early retirement of debt, net	19,114	(5,475)		23,820	(7,143)
Gain on early retirement of debt from unconsolidated co-investment	-	-		(38)	-
Co-investment promote income	-	-		(6,455)	(809)
Income from early redemption of preferred equity investments	-	(1,699)		(210)	(2,531)
General and administrative and other, net	2,510	-		5,642	-
Insurance reimbursements, legal settlements, and other, net	132	(15)		69	(263)
Core funds from operations attributable to common stockholders and unitholders	$212,921	$228,818		$664,608	$675,747
Core FFO per share-diluted	$3.15	$3.35	-6.0%	$9.80	$9.92	-1.2%

Changes in core items:
Same-property NOI	$(26,262)			$(34,981)
Non-same property NOI	20,000			49,306
Management and other fees, net	(81)			289
FFO from co-investments	(5,406)			(13,064)
Interest and other income	(5,337)			(13,487)
Interest expense	289			(979)
General and administrative	545			2,129
Corporate-level property management expenses	(66)			(573)
Other items, net	421			221
	$(15,897)			$(11,139)

Weighted average number of shares outstanding diluted (6)	67,495,286	68,229,823		67,837,336	68,117,569

(1)	Refer to page S-17.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest’s share of net operating income in these investments for the three and nine months ended September 30, 2020 was $0.8 million and $3.1 million, respectively.

(3)	A deferred tax expense was recorded during the second quarter of 2020 related to the $4.7 million net unrealized gain on the Real Estate Technology Ventures, L.P. co-investment discussed below.
(4)	Represents the Company’s share of co-investment income from Real Estate Technology Ventures, L.P. Income for the second quarter of 2020 includes a net unrealized gain of $4.7 million.
(5)
On January 1, 2019, the Company adopted ASU No. 2017-12 “Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities,” which resulted in a cumulative effect adjustment of approximately $181,000 from interest expense to accumulated other comprehensive income. As a result of the adoption of this standard, the Company recognizes qualifying hedge ineffectiveness through accumulated other comprehensive income as opposed to current earnings.

(6)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)
	September 30, 2020	December 31, 2019

Real Estate:
Land and land improvements	$2,944,521	$2,773,805
Buildings and improvements	12,184,957	11,264,337
	15,129,478	14,038,142
Less: accumulated depreciation	(4,043,496)	(3,689,482)
	11,085,982	10,348,660
Real estate under development	364,875	546,075
Co-investments	1,018,235	1,335,339
Real estate held for sale, net	32,878	-
	12,501,970	12,230,074
Cash and cash equivalents, including restricted cash	569,075	81,094
Marketable securities	134,971	144,193
Notes and other receivables	75,432	134,365
Operating lease right-of-use assets	72,910	74,744
Prepaid expenses and other assets	46,684	40,935
Total assets	$13,401,042	$12,705,405

Unsecured debt, net	$5,907,805	$4,763,206
Mortgage notes payable, net	702,379	990,667
Lines of credit	-	55,000
Operating lease liabilities	74,844	76,740
Other liabilities	417,813	378,878
Total liabilities	7,102,841	6,264,491
Redeemable noncontrolling interest	30,719	37,410
Equity:
Common stock	7	7
Additional paid-in capital	6,921,631	7,121,927
Distributions in excess of accumulated earnings	(821,841)	(887,619)
Accumulated other comprehensive loss, net	(16,800)	(13,888)
Total stockholders’ equity	6,082,997	6,220,427
Noncontrolling interest	184,485	183,077
Total equity	6,267,482	6,403,504
Total liabilities and equity	$13,401,042	$12,705,405

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Debt Summary - September 30, 2020
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
					Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years
Unsecured Debt, net
Bonds private - fixed rate	$200,000	4.4%	0.7	2020	$-	$1,000	$1,000	3.6%	0.0%
Bonds public - fixed rate	5,200,000	3.5%	9.1	2021	500,000	31,653	531,653	4.3%	8.0%
Term loan (1)	550,000	1.7%	1.8	2022	350,000	43,188	393,188	2.0%	5.9%
Unamortized net discounts and debt issuance costs	(42,195)	-	-	2023	800,000	2,945	802,945	3.1%	12.1%
	5,907,805	3.3%	8.2	2024	400,000	3,109	403,109	4.0%	6.1%
Mortgage Notes Payable, net				2025	500,000	133,054	633,054	3.5%	9.4%
Fixed rate - secured	445,334	3.6%	5.3	2026	450,000	99,405	549,405	3.5%	8.3%
Variable rate - secured (2)	254,944	1.1%	16.4	2027	350,000	153,955	503,955	3.3%	7.6%
Unamortized premiums and debt issuance costs, net	2,101	-	-	2028	-	68,332	68,332	4.1%	1.0%
Total mortgage notes payable	702,379	2.7%	9.3	2029	500,000	31,156	531,156	3.9%	8.0%
				2030	550,000	1,592	551,592	3.1%	8.3%
Unsecured Lines of Credit				Thereafter	1,550,000	130,889	1,680,889	2.7%	25.3%
Line of credit (3)	-	1.0%		Subtotal	5,950,000	700,278	6,650,278	3.3%	100.0%
Line of credit (4)	-	1.0%		Debt Issuance Costs	(33,055)	(2,127)	(35,182)	NA	NA
Total lines of credit	-	1.0%		(Discounts)/Premiums	(9,140)	4,228	(4,912)	NA	NA
				Total	$5,907,805	$702,379	$6,610,184	3.3%	100.0%
Total debt, net	$6,610,184	3.3%	8.3

Capitalized interest for the three and nine months ended September 30, 2020 was approximately $3.3 million and $12.3 million, respectively.

(1)
$350.0 million of the unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175.0 million, which effectively converts the interest rate on $175.0 million of the term loan to a fixed rate of 2.3%. In April 2020, the Company obtained a $200.0 million unsecured term loan, that has an interest rate of LIBOR plus 1.20% with a one-year maturity and two 12-month extension options, exercisable at the Company’s option.

(2)	$254.9 million of variable rate debt is tax exempt to the note holders.

(3)
This unsecured line of credit facility has a capacity of $1.2 billion, with a scheduled maturity date in December 2023 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

(4)
This unsecured line of credit facility has a capacity $35.0 million, with a scheduled maturity date in February 2021 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - September 30, 2020
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,610,184
				Debt to Total Assets:	38%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			65,210
Limited partnership units (1)			2,254
Options-treasury method			7	Secured Debt to Total Assets:	4%	< 40%
Total shares of common stock and potentially dilutive securities			67,471

Common stock price per share as of September 30, 2020			$200.79
				Interest Coverage:	485%	> 150%
Total equity capitalization			$13,547,502

Total market capitalization			$20,157,686	Unsecured Debt Ratio (2):	258%	> 150%

Ratio of debt to total market capitalization			32.8%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	6.3
Fitch	BBB+	Stable
Moody’s	Baa1	Stable		Unencumbered NOI to Adjusted Total NOI:	93%
Standard & Poor’s	BBB+	Stable
				(1) Refer to page S-17.4 for additional information on the Company’s Public Bond Covenants.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.				(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3) Refer to pages S-17.1 to S-17.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Portfolio Summary by County as of September 30, 2020

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments (4)	Apartment Homes in Development (5)	Total	Consolidated	Unconsolidated Co-investments (6)	Total (7)	Consolidated	Unconsolidated Co-investments (6)	Total (7)

Southern California
Los Angeles County	9,097	1,563	200	10,860	$2,454	$2,170	$2,431	15.8%	14.4%	15.7%
Orange County	5,554	1,149	-	6,703	2,244	1,975	2,219	10.4%	11.5%	10.4%
San Diego County	4,824	616	264	5,704	2,002	1,892	1,995	8.2%	5.3%	8.0%
Ventura County and Other	3,200	693	-	3,893	1,848	2,226	1,887	5.1%	8.5%	5.6%
Total Southern California	22,675	4,021	464	27,160	2,221	2,084	2,209	39.5%	39.7%	39.7%

Northern California
Santa Clara County (8)	8,747	1,506	-	10,253	2,827	2,861	2,830	20.4%	16.0%	20.0%
Alameda County	3,959	1,309	-	5,268	2,535	2,467	2,525	8.1%	15.5%	8.6%
San Mateo County	2,651	195	107	2,953	3,106	3,809	3,131	6.4%	3.5%	6.1%
Contra Costa County	2,619	-	-	2,619	2,463	-	2,463	5.5%	0.0%	5.1%
San Francisco	1,343	537	-	1,880	3,059	3,637	3,155	2.9%	5.3%	3.1%
Total Northern California	19,319	3,547	107	22,973	2,772	2,879	2,782	43.3%	40.3%	42.9%

Seattle Metro	10,217	1,890	-	12,107	1,936	1,931	1,935	17.2%	20.0%	17.4%

Total	52,211	9,458	571	62,240	$2,369	$2,347	$2,367	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Represents the percentage of actual NOI for the quarter ended September 30, 2020. See the section titled “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-17.3.
(3)	Includes one community consisting of 476 apartment homes that is producing partial income due to lease-up.
(4)	Includes two communities consisting of 806 apartment homes that are producing partial income due to lease-up.
(5)	Includes development communities with no rental income.
(6)	Co-investment amounts weighted for Company’s pro rata share.
(7)	At Company’s pro rata share.
(8)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands, except in footnotes)

	Apartment Homes	Q3 ‘20	Q2 ‘20	Q1 ‘20	Q4 ‘19	Q3 ‘19
Rental and other property revenues:
Same-property	46,989	$314,958	$322,802	$343,677	$343,456	$337,691
Acquisitions (2)	2,557	20,143	19,885	18,879	4,238	2,991
Development (3)	968	5,461	4,420	4,075	3,417	1,883
Redevelopment	621	4,277	5,096	5,401	5,317	5,272
Non-residential/other, net (4)	1,076	23,625	15,946	17,718	16,433	16,667
Total rental and other property revenues	52,211	368,464	368,149	389,750	372,861	364,504
Property operating expenses:
Same-property		98,085	95,683	93,861	92,632	94,556
Acquisitions (2)		6,506	6,714	5,804	1,200	961
Development (3)		1,977	1,445	1,447	1,208	706
Redevelopment		2,049	1,752	1,663	1,725	1,734
Non-residential/other, net (4) (5)		3,778	4,542	4,368	4,359	4,216
Total property operating expenses		112,395	110,136	107,143	101,124	102,173
Net operating income (NOI):
Same-property		216,873	227,119	249,816	250,824	243,135
Acquisitions (2)		13,637	13,171	13,075	3,038	2,030
Development (3)		3,484	2,975	2,628	2,209	1,177
Redevelopment		2,228	3,344	3,738	3,592	3,538
Non-residential/other, net (4)		19,847	11,404	13,350	12,074	12,451
Total NOI		$256,069	$258,013	$282,607	$271,737	$262,331

Same-property metrics
Operating margin		69%	70%	73%	73%	72%
Annualized turnover (6)		58%	46%	39%	41%	55%
Financial occupancy (7)		96.0%	94.9%	96.8%	97.1%	96.0%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2019.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2019.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria, and three communities located in the California counties of Riverside, Santa Barbara, and Santa Cruz, which the Company does not consider its core markets and straight-line adjustments for concessions.

(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Same-Property Revenue Results by County - Third Quarter 2020 vs. Third Quarter 2019 and Second Quarter 2020
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q3 ‘20 % of Actual NOI	Q3 ‘20	Q3 ‘19	% Change	Q3 ‘20	Q3 ‘19	% Change	Q3 ‘20	Q3 ‘19	% Change	Q2 ‘20	% Change

Southern California
Los Angeles County	8,526	16.7%	$2,458	$2,477	-0.8%	94.7%	96.2%	-1.6%	$55,415	$64,028	-13.5%	$58,383	-5.1%
Orange County	5,554	11.4%	2,244	2,235	0.4%	96.7%	95.4%	1.4%	36,225	37,191	-2.6%	35,565	1.9%
San Diego County	4,582	8.8%	1,996	1,970	1.3%	97.0%	96.5%	0.5%	27,149	27,726	-2.1%	27,110	0.1%
Ventura County	2,577	4.9%	1,875	1,861	0.8%	97.3%	96.8%	0.5%	14,633	14,932	-2.0%	14,324	2.2%
Total Southern California	21,239	41.8%	2,232	2,230	0.1%	95.9%	96.1%	-0.2%	133,422	143,877	-7.3%	135,382	-1.4%

Northern California
Santa Clara County	7,406	19.8%	2,808	2,852	-1.5%	96.3%	96.0%	0.3%	59,421	64,047	-7.2%	62,618	-5.1%
Alameda County	2,954	6.7%	2,571	2,611	-1.5%	96.0%	96.5%	-0.5%	21,178	23,766	-10.9%	22,278	-4.9%
San Mateo County	1,830	5.0%	3,018	3,077	-1.9%	96.1%	94.6%	1.6%	15,440	16,998	-9.2%	16,253	-5.0%
Contra Costa County	2,270	5.1%	2,370	2,390	-0.8%	97.9%	95.9%	2.1%	15,864	16,621	-4.6%	15,609	1.6%
San Francisco	1,178	2.8%	2,952	3,154	-6.4%	93.5%	95.6%	-2.2%	9,571	11,331	-15.5%	10,568	-9.4%
Total Northern California	15,638	39.4%	2,735	2,788	-1.9%	96.2%	95.9%	0.3%	121,474	132,763	-8.5%	127,326	-4.6%

Seattle Metro	10,112	18.8%	1,936	1,907	1.5%	95.9%	95.9%	0.0%	60,062	61,051	-1.6%	60,094	-0.1%

Total Same-Property	46,989	100.0%	$2,336	$2,346	-0.4%	96.0%	96.0%	0.0%	$314,958	$337,691	-6.7%	$322,802	-2.4%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Same-Property Revenue Results by County - Nine months ended September 30, 2020 vs. Nine months ended September 30, 2019
(Dollars in thousands, except average monthly rental rates)

		YTD	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	2020 % of Actual NOI	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change

Southern California
Los Angeles County	8,526	17.4%	$2,478	$2,453	1.0%	94.8%	96.5%	-1.8%	$178,798	$191,535	-6.6%
Orange County	5,554	11.1%	2,248	2,211	1.7%	96.0%	96.1%	-0.1%	109,840	111,277	-1.3%
San Diego County	4,582	8.5%	1,993	1,951	2.2%	96.8%	96.7%	0.1%	82,640	82,748	-0.1%
Ventura County	2,577	4.7%	1,875	1,844	1.7%	96.8%	97.0%	-0.2%	44,088	44,495	-0.9%
Total Southern California	21,239	41.7%	2,240	2,208	1.4%	95.7%	96.5%	-0.8%	415,366	430,055	-3.4%

Northern California
Santa Clara County	7,406	20.1%	2,844	2,809	1.2%	96.3%	96.7%	-0.4%	187,184	190,612	-1.8%
Alameda County	2,954	6.9%	2,598	2,586	0.5%	95.6%	96.5%	-0.9%	67,274	70,487	-4.6%
San Mateo County	1,830	5.2%	3,067	3,023	1.5%	96.0%	96.1%	-0.1%	49,218	50,995	-3.5%
Contra Costa County	2,270	5.0%	2,380	2,360	0.8%	97.1%	96.7%	0.4%	48,203	49,492	-2.6%
San Francisco	1,178	3.0%	3,078	3,101	-0.7%	94.3%	96.1%	-1.9%	31,606	33,650	-6.1%
Total Northern California	15,638	40.2%	2,774	2,749	0.9%	96.0%	96.5%	-0.5%	383,485	395,236	-3.0%

Seattle Metro	10,112	18.1%	1,938	1,877	3.2%	96.0%	96.4%	-0.4%	182,586	180,941	0.9%

Total Same-Property	46,989	100.0%	$2,353	$2,316	1.6%	95.9%	96.5%	-0.6%	$981,437	$1,006,232	-2.5%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X P R O P E R T Y T R U S T, I N C.

Same-Property Operating Expenses - Quarter and Year to Date as of September 30, 2020 and 2019
(Dollars in thousands)

	Based on 46,989 apartment homes

	Q3 ‘20	Q3 ‘19	% Change	% of Op. Ex.	YTD 2020	YTD 2019	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$37,569	$35,578	5.6%	38.3%	$111,651	$106,444	4.9%	38.8%
Maintenance and repairs	20,684	19,664	5.2%	21.1%	60,930	57,615	5.8%	21.2%
Administrative	16,601	16,807	-1.2%	16.9%	48,890	49,340	-0.9%	17.0%
Utilities	19,138	18,465	3.6%	19.5%	53,301	51,397	3.7%	18.5%
Insurance and other	4,093	4,042	1.3%	4.2%	12,857	12,646	1.7%	4.5%
Total same-property operating expenses	$98,085	$94,556	3.7%	100.0%	$287,629	$277,442	3.7%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Development Pipeline - September 30, 2020
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased as of 9/30/20 (3)	% Leased as of 10/22/20 (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase IV	San Mateo, CA	100%	107	-	51	43	94	94	879	0%	0%	0%	Q3 2019	Q4 2021	Q2 2022
Mylo (5)	Santa Clara, CA	100%	476	-	212	14	226	226	475	54%	57%	59%	Q3 2016	Q3 2019	Q2 2021
Wallace on Sunset (6)	Hollywood, CA	100%	200	4,700	92	13	105	105	500	0%	0%	0%	Q4 2017	Q1 2021	Q4 2021
Total Development Projects - Consolidated			783	4,700	355	70	425	425	536

Land Held for Future Development - Consolidated
Other Projects	Various	100%			21	-	21	21
Total Development Pipeline - Consolidated			783	4,700	376	70	446	446

Development Projects - Joint Venture (4)
Patina at Midtown	San Jose, CA	50%	269	-	134	2	136	68	506	20%	26%	33%	Q3 2017	Q3 2020	Q2 2021
500 Folsom (7)	San Francisco, CA	50%	537	6,000	399	16	415	208	763	77%	82%	85%	Q4 2015	Q3 2019	Q1 2021
Scripps Mesa Apartments (7)	San Diego, CA	51%	264	-	12	90	102	52	386	0%	0%	0%	Q3 2020	Q4 2022	Q3 2023
Total Development Projects - Joint Venture			1,070	6,000	545	108	653	328	$605

Grand Total - Development Pipeline			1,853	10,700	$921	$178	$1,099	774
Essex Cost Incurred to Date - Pro Rata								(649)
Essex Remaining Commitment								$125

(1)	The Company’s share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only.
(4)
For the third quarter of 2020, the Company’s cost includes $3.2 million of capitalized interest, $0.2 million of capitalized overhead and $0.5 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(6)	Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(7)	Estimated cost incurred to date and total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Redevelopment Pipeline - September 30, 2020
(Dollars in thousands)

		Apartment	Total Incurred	Estimated Remaining	Estimated Total	Project	NOI Nine Months Ended
Region/Project Name	Location	Homes	To Date	Cost	Cost	Start Date	2020	2019

Consolidated - Redevelopment Projects
Same-Property (1)
Southern California
The Blake LA	Los Angeles, CA	196	$11,200	$1,000	$12,200	Q4 2016
The Palms at Laguna Niguel	Laguna Niguel, CA	460	7,100	2,400	9,500	Q4 2016
Total Same-Property - Redevelopment Projects		656	$18,300	$3,400	$21,700		$8,741	$9,039

Non-Same Property
Southern California
Bunker Hill Towers	Los Angeles, CA	456	$84,900	$2,500	$87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects		456	$84,900	$2,500	$87,400		$5,633	$6,356

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - September 30, 2020 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q3 ‘20	Q2 ‘20	Q1 ‘20	Q4 ‘19	Trailing 4 Quarters
Same-property portfolio	$5,683	$7,693	$18,059	$14,863	$46,298
Non-same property portfolio	3,109	1,389	3,586	1,412	9,496
Total revenue generating capital expenditures	$8,792	$9,082	$21,645	$16,275	$55,794

Number of same-property interior renovations	421	492	777	993	2,683
Number of total consolidated interior renovations	485	574	917	1,154	3,130

Non-Revenue Generating Capital Expenditures (3)	Q3 ‘20	Q2 ‘20	Q1 ‘20	Q4 ‘19	Trailing 4 Quarters

Non-revenue generating capital expenditures (4)	$21,009	$16,559	$15,315	$26,282	$79,165
Average apartment homes in quarter	52,274	52,552	51,670	50,521	51,754
Capital expenditures per apartment homes in the quarter	$402	$315	$296	$520	$1,530

(1)	The Company incurred $0.1 million of capitalized interest, $2.5 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q3 2020.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, costs related to the COVID-19 pandemic, retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-12.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - September 30, 2020
(Dollars in thousands)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
									NOI
Operating and Other Non-Consolidated Joint Ventures Preferred Equity Investments(5)
Wesco I, III, IV, and V	51%	5,310	$1,726,539	$1,060,305	$181,621	3.4%	3.7		$23,645	$73,084
BEXAEW, BEX II, BEX III, and BEX IV	50%	2,691	827,943	421,614	154,367	3.3%	3.2		11,237	34,485
CPPIB (1)	-	-	-	-	-	-	-		516	2,524
Other	47%	651	214,237	166,656	27,618	3.2%	3.2		3,076	9,802
Total Operating and Other Non-Consolidated Joint Ventures		8,652	$2,768,719	$1,648,575	$363,606	3.3%	3.5		$38,474	$119,895
Pre-Development and Development Non-Consolidated Joint Ventures(2)	50%	1,070	545,306	276,323	170,314	1.8%	27.8	(3)(4)	2,228	5,871
Total Non-Consolidated Joint Ventures		9,722	$3,314,025	$1,924,898	$533,920	3.1%	7.0		$40,702	$125,766

	Essex Portion of NOI and Expenses
NOI	$21,156	$65,385
Depreciation	(12,883)	(38,191)
Interest expense and other	(7,282)	(22,894)
Equity (loss) income from non-core co-investment	(213)	4,373
Gain on sale of co-investment communities	2,225	2,225
Gain on early retirement of debt from unconsolidated co-investment	-	38
Co-investment promote income	-	6,455
Net income from operating and other co-investments	$3,003	$17,391

		Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments				$11,957	$35,913
Income from early redemption of preferred equity investments				-	210
Preferred Equity Investments(5)	$484,315	10.1%	2.2	$11,957	$36,123

Total Co-investments	$1,018,235			$14,960	$53,514

(1)
In January 2020, the Company purchased CPPIB’s 45% interest in each of a land parcel and six communities totaling 2,020 apartment homes. The NOI for the nine months ended September 30, 2020 includes NOI prior to the acquisition and a true up after the completion of the acquisition recorded during the three months ended September 30, 2020.

(2)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(3)	$132.0 million of the debt related to 500 Folsom, one of the Company’s development co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(4)	Scripps Mesa Apartments has a $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(5)	As of September 30, 2020, the Company has invested in 18 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of September 30, 2020
(Dollars in thousands)

Acquisitions	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price	Price per Apartment Home (2)	Average Rent
Property Name

CPPIB Portfolio (1)	Various	2,020	100%	EPLP	Jan-20	$463,400	$497	$2,732
	Q1 2020	2,020				$463,400	$497

Dispositions	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Sales Price	Price per Apartment Home (2)
Property Name

One South Market and Museum Park	San Jose, CA	429	100%	EPLP	Jun-20	$232,000	$534
	Q2 2020	429				$232,000	$534

Delano	Redmond, WA	126	100%	EPLP	Jul-20	$51,500	$409
	Q3 2020	126				$51,500	$409

	2020 Total	555				$283,500	$505

(1)
In January 2020, the Company purchased the joint venture partner’s 45% membership interest in a land parcel and six communities representing 2,020 apartments homes based on a total valuation of approximately $1.0 billion.

(2)	Price per apartment home excludes value allocated to retail space.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Delinquencies for Third Quarter 2020	Same-Property	Non-Same Property and Co-investments	Total Operating Communities	Commercial		Total
Operating apartment community units	46,989	13,398	60,387	N/A		N/A

Cash delinquencies as % of scheduled rent	2.7%	2.8%	2.7%	N/A		N/A
Reported delinquencies as % of scheduled rent (1)	2.0%	2.0%	2.0%	N/A		N/A
Reported delinquencies in 3Q 2020 (2)	$(6.7)	$(1.3)	$(8.0)	$(2.6)	(3)	$(10.6)
Reported delinquencies in 3Q 2019 (2)	$(1.2)	$(0.2)	$(1.4)	$-		$(1.4)

Impact to 3Q 2020 Core FFO per share	$(0.08)	$(0.02)	$(0.10)	$(0.04)		$(0.14)
Impact to Core FFO per share growth	-2.4%	-0.5%	-2.9%	-1.1%		-4.1%

(1)	Represents total residential portfolio delinquencies as a % of scheduled rent reflected in the financial statements for the three months ended September 30, 2020.
(2)	Co-investment delinquencies reported at Company’s pro rata share.
(3)	Commercial delinquencies in 3Q 2020 includes a straight-line rent reserve of $1.5 million and includes co-investment amounts at the Company’s pro rata share.

Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis

Same-Property Portfolio (46,989 units)	October 2020 (1)	3Q 2020
Cash delinquencies as % of scheduled rent	2.2%	2.7%		3Q 2020	3Q 2019	YTD 3Q 2020	YTD 3Q 2019
			Reported rental revenue (cash basis)	$315.0	$337.7	$981.4	$1,006.2
New lease rates (2)	-3.0%	-5.8%	Straight-line rent impact to rental revenue	13.0	-	15.9	-
Renewal rates (3)	-1.9%	-1.6%	GAAP rental revenue	$328.0	$337.7	$997.3	$1,006.2
Blended rates	-2.5%	-3.8%
			% change - cash rental revenue	-6.7%		-2.5%
Financial occupancy	96.6%	96.0%	% change - GAAP rental revenue	-2.9%		-0.9%

(1)	Preliminary October 2020 amounts.

(2)	Represents % change on a gross basis and does not include leasing incentives, which avaraged 3.3 weeks in the third quarter.

(3)	Represents % change in similar term lease tradeouts, excluding the impact of leasing incentives.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

 E S S E X  P R O P E R T Y  T R U S T,  I N C. California’s Counties are Advancing Through the State’s Re-opening TiersCALIFORNIA ADOPTED AMONG THE STRICTEST RE-OPENING REGIMES IN THE UNITED STATES, INCLUDING COVID TEST POSITIVITY RATES AND PER CAPITA CASE RATE THRESHOLDS WELL BELOW THE CURRENT NATIONAL AVERAGE. THESE RESTRICTIONS REDUCED COVID SEVERITY (ESSEX COUNTY CASE RATES FROM 1.5 TO 7.6 PER 100K ARE WELL BELOW THE U.S. AVERAGE OF 17.9), BUT ALSO SLOWED THE STATE’S ECONOMIC RECOVERY.RECENTLY, SEVERAL ESSEX COUNTIES IN NORTHERN AND SOUTHERN CALIFORNIA HAVE PROGRESSED THROUGH THE STATE’S RE-OPENING TIERS, INCLUDING SAN FRANCISCO ACHIEVING THE LEAST RESTRICTIVE TIER ON OCTOBER 20TH. BUSINESS CATALYSTS ASSOCIATED WITH HIGHER RE-OPENING TIERS INCLUDE FEWER RESTRICTIONS AT INDOOR RESTAURANTS, FITNESS CENTERS, CINEMAS, AND BARS, AS WELL AS THE ABILITY OF NON-ESSENTIAL WORKERS TO RETURN TO OFFICE BUILDINGS.   Note: Individual counties can selectively implement more restrictive measures than statewide tiers authorize. Source: California Department of Public Health  See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-16  As of August 29th As of October 27th   Widespread – Tier 1, Severe RestrictionsSubstantial – Tier 2Moderate – Tier 3Minimal – Tier 4, Modest Restrictions

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, “Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized,” presented on page S-6, in the section titled “Selected Credit Ratios,” and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended September 30, 2020
Net income available to common stockholders	$73,661
Adjustments:
Net income attributable to noncontrolling interest	5,181
Interest expense, net (1)	52,453
Depreciation and amortization	130,202
Gain on sale of real estate and land	(22,654)
Gain on sale of co-investment communities	(2,225)
Co-investment EBITDAre adjustments	20,034
EBITDAre	256,652

Gain on sale of marketable securities	(91)
Unrealized gains on marketable securities	(3,288)
Provision for credit losses	3
Equity income from non-core co-investment	213
General and administrative and other, net	2,510
Insurance reimbursements and legal settlements, net	132
Expensed acquisition and investment related costs	2
Gain on early retirement of debt, net	19,114
Adjusted EBITDAre	$275,247

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations (“FFO”) and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Interest expense	$55,430	$165,024
Adjustments:
Total return swap income	(2,977)	(7,749)
Interest expense, net	$52,453	$157,275

Immediately Available Liquidity
The Company’s immediately available liquidity as of October 22, 2020, consisted of the following (Dollars in millions):

October 22, 2020
Unsecured credit facility - committed	$1,235
Balance outstanding	-
Undrawn portion of line of credit	$1,235
Cash, cash equivalents & marketable securities (1)	473
Total liquidity	$1,708

(1)	Excludes an investment in a mortgage backed security.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios.” This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in “Adjusted EBITDAre Reconciliation” on page S-17.1. The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$6,610,184
Total debt from co-investments at pro rata share	983,569
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	40,094
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	4,744
Consolidated cash and cash equivalents-unrestricted	(558,446)
Pro rata co-investment cash and cash equivalents-unrestricted	(22,013)
Marketable securities (1)	(151,755)
Net Indebtedness	$6,906,377
Adjusted EBITDAre, annualized (2)	$1,100,988
Other EBITDAre normalization adjustments, net, annualized (3)	(1,109)
Adjusted EBITDAre, normalized and annualized	$1,099,879

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	6.3

(1)	Excludes investment in mortgage backed security
(2)	Based on the amount for the most recent quarter, multiplied by four.
(3)	Adjustments made for properties in lease-up, acquired, or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Earnings from operations	$128,937	$124,039	$379,510	$364,294
Adjustments:
Corporate-level property management expenses	8,619	8,553	26,024	25,451
Depreciation and amortization	130,202	120,809	395,370	360,842
Management and other fees from affiliates	(2,347)	(2,428)	(7,312)	(7,023)
General and administrative	13,310	11,345	42,244	38,731
Expensed acquisition and investment related costs	2	13	104	69
Gain on sale of real estate and land	(22,654)	-	(39,251)	-
NOI	256,069	262,331	796,689	782,364
Less: Non-same property NOI	(39,196)	(19,196)	(102,881)	(53,575)
Same-Property NOI	$216,873	$243,135	$693,808	$728,789

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company’s unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company’s ability to expand or fully pursue its business strategies. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”).

The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company’s compliance with certain specified covenants that are contained in indentures related to the Company’s issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated August 24, 2020, filed by the Company as Exhibit 4.1 to the Company’s Form 8-K, filed on August 24, 2020. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended September 30, 2020, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended September 30, 2020 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q3'20 (1)
NOI	$1,024,276
Adjustments:
NOI from real estate assets sold	(1,109)
Other, net (2)	(62,430)
Adjusted Total NOI	960,737
Less: Encumbered NOI	(63,608)
Unencumbered NOI	$897,129

Encumbered NOI	$63,608
Unencumbered NOI	897,129
Adjusted Total NOI	$960,737

Unencumbered NOI to Adjusted Total NOI	93%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4